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Exhibit 99.1

FOR IMMEDIATE RELEASE

ANIMAL HEALTH INTERNATIONAL, INC. TO MERGE WITH LEXTRON, INC.

Westlake, Texas and Greeley, Colo. – March 14, 2011 – Animal Health International, Inc. (NASDAQ: AHII) and privately held Lextron, Inc. today announced that they have entered into a definitive merger agreement under which Lextron, with support from investment funds affiliated with Leonard Green & Partners, L.P., will acquire all of the outstanding common shares of AHII for $4.25 per share, or approximately $111 million, plus the repayment of AHII's outstanding indebtedness, for a total purchase price of approximately $251 million. The new combined company will operate under the umbrella of the Animal Health International, Inc. name and will be one of North America's leading animal health businesses.

The transaction, which was approved by AHII's Board of Directors, represents an approximately 11% premium to the closing price of AHII's shares on March 11, 2011, and a premium of approximately 17% over AHII's average closing price during the 30 trading days ended March 11, 2011, and a premium of approximately 41% over AHII's average closing price during the 90 trading days ended March 11, 2011.

The transaction is expected to close by June 30, 2011, and is subject to AHII stockholder approval, antitrust clearance and certain other customary closing conditions. Investment funds affiliated with Charlesbank Capital Partners, and Jim Robison, AHII's Chairman, President and CEO, who together own approximately 33% of AHII's outstanding common stock, have agreed to vote in favor of the transaction.

Commenting on the proposed merger, Jim Robison, AHII's Chairman, President and CEO, said, "After a diligent and thorough assessment, the Board of Directors has concluded that the proposal put forth by Lextron and Leonard Green is in the best interest of our shareholders, who will receive an immediate and certain cash premium for their shares."

"This merger provides an opportunity for us to collectively create the country's premier animal health business," added John Adent, President and CEO for Lextron. "Building upon Lextron's four-decade presence in this industry, we are confident about the combined pool of industry expertise and resources we'll be able to offer our customers moving forward."

Piper Jaffray is serving as financial advisor and DLA Piper LLP (US) as legal advisor to AHII. William Blair & Company is serving as financial advisor to Lextron, and Sherman & Howard L.L.C. is serving as legal advisor to Lextron.

Latham & Watkins LLP is serving as legal advisor to Leonard Green & Partners. U.S. Bank has committed to providing debt financing for the transaction.

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Important Additional Information and Where to Find It

In connection with the merger, Animal Health International, Inc. ("AHII") intends to file a proxy statement with the Securities and Exchange Commission (the "SEC") and mail it to its stockholders. Investors and security holders of AHII are urged to read the proxy statement and the other relevant material when they become available because they will contain important information about AHII, Lextron, the proposed merger, and related matters. STOCKHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED MERGER. The proxy statement and other relevant materials (when available), and any and all documents filed by AHII with the SEC, may also be obtained for free at the SEC's website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by AHII by directing a written request to Animal Health International, Inc., 7 Village Circle, Ste 200, Westlake, Texas 76262, Attention: General Counsel and Secretary.

This announcement is neither a solicitation of proxy, an offer to purchase nor a solicitation of an offer to sell shares of AHII. AHII, its executive officers and directors may be deemed to be participants in the solicitation of proxies from the security holders of AHII in connection with the proposed merger. Information about those executive officers and directors of AHII and their ownership of AHII common stock is set forth in the proxy statement for AHII's 2010 Annual Meeting of Stockholders, which was filed with the SEC on October 27, 2010, and is supplemented by other public filings made, and to be made, with the SEC. More detailed information regarding the identity of the potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the proposed merger.

Safe Harbor for Forward-Looking Statements

Certain items in this press release may constitute forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. AHII can give no assurance that expectations will be attained. Important factors that could cause actual results to differ materially from those presently expected include: the uncertainty of shareholder and regulatory approvals; the parties' ability to satisfy the merger agreement conditions and consummate the transaction; factors and risks previously and from time to time detailed in AHII's filings with the Securities and Exchange Commission, including the 2010 Annual Report on Form 10-K, which was filed on September 10, 2010. Such forward-looking statements speak only as of the date of this press release. AHII expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in AHII's expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

Contact

Investors

For Animal Health International
William F. Lacey
Animal Health International, Inc.
817-859-3000

John Baumer
Leonard Green & Partners, L.P.:
310-954-0416

Media

For Lextron
Kate Peters
Pure Brand Communications
303-625-1086

For Animal Health International
Jeana Foxman
Perry Street Communications
214-965-9955

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  Exhibit 99.1
ANIMAL HEALTH INTERNATIONAL, INC. TO MERGE WITH LEXTRON, INC.